UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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    BLACKSTONE MORTGAGE TRUST, INC.

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BLACKSTONE MORTGAGE TRUST, INC.

345 Park Avenue, 42nd Floor

New York, New York 10154

April 23, 2014

Dear Fellow Stockholders:

You are cordially invited to attend the 2014 annual meeting of stockholders of Blackstone Mortgage Trust, Inc., a Maryland corporation, which will be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 18, 2014, at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017. At the annual meeting, stockholders will be asked to:

•	elect eight director nominees listed herein;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014;

•	consider a non-binding vote on executive compensation of our named executive officers; and

•	consider such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

Details concerning those matters to come before stockholders at the annual meeting are described in the attached notice of annual meeting of stockholders and proxy statement.

Your management and your board of directors unanimously recommend that you vote FOR all nominees for directors, FOR the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm and FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in the accompanying proxy statement.

This year, we will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process will provide you with a convenient and quick way to access the proxy materials, including our proxy statement and 2013 annual report to stockholders, and authorize a proxy to vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials.

On or about April 28, 2014, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice and Access card, containing instructions on how to access our proxy statement and our 2013 annual report to stockholders and authorize a proxy to vote electronically via the Internet or by telephone. The Notice and Access card also contains instructions as to how you can receive a paper copy of our proxy materials and authorize a proxy to vote by mail.

It is important that your shares be represented at the annual meeting and voted in accordance with your wishes. Whether or not you plan to attend the meeting, we urge you to complete a proxy as promptly as possible — by Internet, telephone or mail — so that your shares will be voted at the annual meeting. This will not limit your right to vote in person or to attend the meeting.

On behalf of the Board of Directors, I thank you for your continuing support.

Sincerely,

/s/ Stephen D. Plavin
Stephen D. Plavin
Chief Executive Officer, President and Director

BLACKSTONE MORTGAGE TRUST, INC.

345 Park Avenue, 42nd Floor

New York, New York 10154

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To our Stockholders:

We hereby notify you that Blackstone Mortgage Trust Inc., a Maryland Corporation (the “Company”), is holding its 2014 annual meeting of stockholders at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, on Wednesday, June 18, 2014, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect eight director nominees listed herein;

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014;

3.	To consider a non-binding vote on executive compensation of our named executive officers; and

4.	To consider such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

You can vote your shares of class A common stock if the Company’s records show that you were a stockholder as of the close of business on April 14, 2014, the record date for the annual meeting.

Stockholders, whether or not they expect to be present at the meeting, are requested to authorize a proxy to vote their shares electronically via the Internet or by telephone or by completing and returning the proxy card if you requested paper copies of the Company’s proxy materials. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you requested paper copies, the instructions are printed on your proxy card and included in the accompanying proxy statement. Any person giving a proxy has the power to revoke it at any time prior to the meeting and stockholders who are present at the meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors,

/s/ Randall S. Rothschild
Randall S. Rothschild
Secretary

April 23, 2014

BLACKSTONE MORTGAGE TRUST, INC.

345 Park Avenue, 42nd Floor

New York, New York 10154

PROXY STATEMENT FOR

2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2014

This proxy statement is being furnished by and on behalf of the board of directors of Blackstone Mortgage Trust, Inc., a Maryland Corporation, or the Company, BXMT, we, us or our, in connection with the solicitation of proxies to be voted at the 2014 annual meeting of stockholders, or the annual meeting. We are furnishing the proxy materials for the 2014 annual meeting electronically using the Internet through the mailing to our stockholders of a Notice of Internet Availability of Proxy Materials, or the Notice and Access Card. The Notice and Access Card furnishing this proxy statement and the enclosed proxy card and our 2013 annual report to stockholders will be first mailed to stockholders of record on or about April 28, 2014.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding our 2014 annual meeting of stockholders and the voting of shares at the meeting.

Where and when will the annual meeting be held?

The meeting will be held at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 at 10:00 a.m., Eastern Daylight Time, on Wednesday, June 18, 2014.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The United States Securities and Exchange Commission, or the SEC, has approved “Notice and Access” rules relating to the delivery of proxy materials over the Internet. These rules permit us to furnish proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Most stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access card, which will be mailed to our stockholders, provides instructions regarding how you may access and review all of the proxy materials on the Internet. The Notice and Access card also instructs you as to how you may authorize your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials printed on the Notice and Access card.

Can I vote my shares by filling out and returning the Notice and Access card?

No. The Notice and Access card identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and Access card and returning it. The Notice and Access card provides instructions on how to authorize your proxy via the Internet or by telephone or vote in person at the meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Why did you send me the Notice and Access card?

We sent you the Notice and Access card regarding this proxy statement because our board of directors is asking for your proxy to vote your shares at the annual meeting. We have summarized information in this proxy statement that you should consider in deciding how to vote at the annual meeting. You don’t have to attend the annual meeting in order to vote your shares. Instead, you may simply authorize a proxy to vote your shares electronically via the Internet or by telephone or by completing and returning the proxy card if you requested a paper copy of our proxy materials. Voting instructions are provided on the Notice and Access card, or, if you requested a paper copy of our proxy materials, the instructions are printed on your proxy card and included in this proxy statement.

What am I voting on?

There are three proposals scheduled to be considered and voted on at the meeting:

•	Proposal 1: Election of eight director nominees listed herein;

•	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014; and

•	Proposal 3: Non-binding vote on executive compensation.

Who can vote?

You can vote your shares of class A common stock if our records show that you were the owner of the shares as of the close of business on April 14, 2014, the record date determining the stockholders who are entitled to vote at the annual meeting. As of April 14, 2014, there were a total of 48,476,651 shares of our class A common stock outstanding and entitled to vote at the annual meeting. You have one vote for each share of class A common stock that you own.

What constitutes a quorum?

We will convene the annual meeting if stockholders representing the required quorum of shares of class A common stock entitled to vote either sign and return their paper proxy cards, authorize a proxy to vote electronically or telephonically or attend the meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter will constitute a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

What is the required vote for approval of each proposal?

Proposal 1: Election of eight director nominees listed herein: A plurality of all the votes cast on such election at the annual meeting is required for the election of each nominee for director. Plurality voting simply means that the number of candidates getting the highest number of affirmative votes cast at the annual meeting will be elected. Neither a properly executed proxy marked “withhold” nor “broker non-votes” will affect the outcome of this proposal.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2014: A majority of the votes cast on the proposal at the annual meeting is required for the auditor ratification proposal. Abstentions and broker non-votes, if any, will not affect the outcome of this proposal. As described below, brokerage firms can vote your shares on this proposal.

Proposal 3: Non-binding vote on executive compensation: A majority of the votes cast on the proposal at the annual meeting is required to approve the non-binding vote on executive compensation. Neither abstentions nor “broker non-votes” will affect the outcome of this proposal.

What is a “broker non-vote”?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the NYSE rules to cast votes on certain “routine” matters if they do not receive instructions from their customers. The ratification of the appointment of Deloitte & Touche LLP as our independent auditors is considered a routine matter for which brokerage firms may vote shares for which they did not receive instructions from beneficial owners. All other items on this year’s ballot are “non-routine” matters under the NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner.

How do I authorize a proxy to vote my shares?

Follow the instructions on the Notice and Access card to authorize a proxy to vote your shares electronically via the Internet or by telephone. If you requested a paper copy of our proxy materials, follow the instructions printed on the paper proxy card to authorize a proxy to vote via the Internet, by telephone or by completing and returning the paper proxy card. The individuals named and designated as proxies will vote your shares as you instruct. You have the following choices in voting electronically, by telephone or by paper proxy card:

You may authorize a proxy to vote your shares on each proposal, in which case your shares will be voted in accordance with your choices.

•	In voting on directors, you can either authorize a proxy to vote “FOR” each director nominee or withhold your vote on all or certain director nominees specified by you.

•	You may authorize a proxy to vote “FOR”, against or abstain on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditors.

•	You may authorize a proxy to vote “FOR”, against or abstain regarding the non-binding vote on executive compensation.

You may submit a signed proxy without indicating your vote on any matter, in which case the designated proxies will vote to elect all eight nominees as directors, approve the ratification of the appointment of Deloitte & Touche LLP and approve the non-binding vote on executive compensation.

How can I authorize a proxy to vote by telephone or over the Internet?

To authorize a proxy to vote electronically via the Internet, go to the www.proxyvote.com website and follow the instructions. Please have your Notice and Access card in hand when accessing the website, as it contains a 12-digit control number required to vote.

If you have access to a touch-tone telephone, you may authorize your proxy by dialing (800) 690-6903 and by following the recorded instructions. You will need the 12-digit control number included on your Notice and Access card or your proxy card in order to vote by telephone.

If you requested a paper copy of our proxy materials, in order to authorize a proxy to vote by telephone or over the Internet, you must either call the toll-free number reflected on the paper proxy card or go to the www.proxyvote.com website and follow the instructions. Please have your paper proxy card in hand when calling the toll-free number or accessing the website, as it contains a 12-digit control number required to vote.

You can authorize a proxy to vote by telephone or via the Internet at any time prior to 11:59 p.m., Eastern Daylight Time, June 17, 2014, the day before the annual meeting.

What do I do if my shares are held in “street name”?

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

What if other matters come up at the annual meeting?

At the date this proxy statement went to press, we did not know of any matters to be properly presented at the annual meeting other than those referred to in this proxy statement. If other matters are properly presented at the meeting for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I change my vote, or revoke my proxy, after I authorize my proxy?

Yes. At any time before the vote on a proposal, you can change your vote either by executing or authorizing, dating and delivering to us a new proxy with a later date prior to the annual meeting, voting again via the Internet or by telephone at a later time prior to the annual meeting, by giving us a written notice revoking your proxy card or by attending the annual meeting, revoking your proxy and voting your shares in person. Your attendance at the annual meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154, Attention: Secretary, and new paper proxy cards should be sent to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

Can I vote in person at the annual meeting rather than by authorizing a proxy?

To ensure that your vote is counted, we encourage you to complete and return a paper proxy card or authorize a proxy to vote telephonically or electronically via the Internet. If you are the holder of record of your shares or hold a proxy from the record holder, you can attend the annual meeting and vote your shares in person even if you have authorized a paper proxy card or authorized a proxy electronically or telephonically.

Who will count the votes?

Representatives of Broadridge Financial Solutions, Inc. will count the votes and will serve as the independent inspector of election.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of the employees of an affiliate of BXMT Advisors L.L.C., a Delaware limited liability company, or our Manager, may contact you by telephone, by mail or in person. None of these employees will receive any extra compensation for doing this. We have engaged Mackenzie Partners, Inc., an outside proxy solicitation firm, to solicit votes and the cost to us of engaging such a firm is estimated to be $7,500 plus reasonable out-of-pocket expenses.

PROPOSAL 1 — ELECTION OF DIRECTORS

There are currently eight members of the board. On April 23, 2014, the board, upon recommendation of its corporate governance committee, unanimously nominated seven directors listed below for re-election to the board at the annual meeting. Mr. Joshua A. Polan, who currently serves as a director, has notified the board that he will not stand for re-election to the board at the annual meeting. Mr. Polan’s decision was not due to any disagreement with the Company’s management or board. Mr. Polan will serve out the remainder of his term, which will end at the annual meeting. The Company is grateful to Mr. Polan for his years of service on the board. The board also unanimously nominated Leonard W. Cotton, who is not currently a director, for election to the board at the annual meeting.

All of the nominees are willing to serve as directors but, if any of them should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by our board of directors, unless the board alternatively acts to reduce the size of the board or maintain a vacancy on the board in accordance with our bylaws. The board of directors has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Directors

The names, ages as of April 14, 2014, and existing positions with us of the nominees, if any, are as follows:

Name	Age	Office or Position Held
Michael B. Nash	52	Executive Chairman of the Board of Directors
Stephen D. Plavin	54	Chief Executive Officer, President and Director
Thomas E. Dobrowski	70	Director
Martin L. Edelman	72	Director
Henry N. Nassau	59	Director
Lynne B. Sagalyn	66	Director
John G. Schreiber	67	Director
Leonard W. Cotton	64	Director nominee

The name, principal occupation for the last five years, selected biographical information and the period of service as our director of each of the nominees are set forth below.

Michael B. Nash has been a director since 2012. Mr. Nash is a senior managing director of The Blackstone Group L.P., or Blackstone, and the chief investment officer of Blackstone Real Estate Debt Strategies. He is also a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors. Mr. Nash has also served as a trustee of three registered investment companies in the Blackstone Real Estate Income Fund complex since October 2013. Mr. Nash is also a member of the board of directors of La Quinta Holdings Inc. and Landmark Apartment Trust of America, Inc. Before joining Blackstone in 2007, Mr. Nash was with Merrill Lynch from 1997 to 2007 where he led the firm’s Real Estate Principal Investment Group – Americas. Mr. Nash graduated from State University of New York at Albany and received an M.B.A. from the Stern School of Business at New York University. We believe Mr. Nash’s extensive experience with, and strong record of success in investing in, real estate-related assets provides our board of directors with valuable insights into developments in our industry.

Stephen D. Plavin has served as one of our directors and as our president and chief executive officer since December 2009. Mr. Plavin is also a senior managing director of Blackstone and of Blackstone Real Estate Debt Strategies. Mr. Plavin is a member of the Real Estate Investment Committee for both Blackstone Real Estate Debt Strategies and Blackstone Real Estate Advisors. Before joining Blackstone, Mr. Plavin was also the chief executive officer of CT Investment Management Co., LLC, or CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by our predecessor Capital Trust, Inc., or Capital Trust, and acquired by Blackstone in December 2012. Prior to joining Capital Trust in 1998, Mr. Plavin was co-head of Global Real Estate for The Chase Manhattan Bank and Chase Securities Inc. During his tenure at Chase, from 1984 to 1998, Mr. Plavin also led business units responsible for commercial real estate loan origination, syndication, structured finance, portfolio management and real estate owned sales. Mr. Plavin received a B.A. in English from Tufts University and an M.B.A. in Finance, Accounting and Marketing from the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Plavin is a member of the board of directors of each of Omega Healthcare Investors, Inc. and WCI Communities, Inc. Mr. Plavin’s experience and background as a senior member of our Company’s management since 1998 has provided him with valuable knowledge of and experience with our business, which we believe positions him to contribute to our board’s oversight functions.

Thomas E. Dobrowski has been a director since 1998. Mr. Dobrowski has been retired from General Motors Asset Management, or GMAM, an investment manager for several pension funds of General Motors, its subsidiaries and affiliates, as well as for several third party clients, since October 2005. From December 1994 until his retirement, he was the managing director of real estate and alternative investments for GMAM. Mr. Dobrowski is a director of Equity Lifestyle Properties, Inc. and previously served as a director and member of the audit committee of Equity Office Properties Trust until its sale in 2007 and was a former director of Taubman Centers, Inc. and Red Roof Inn, Inc. Mr. Dobrowski had a long career as a senior investment officer for a major pension plan investor, and oversaw the original investment made by GMAM into our business, which we believe gives him unique insight into our investment activities.

Martin L. Edelman has been a director since 1997. Mr. Edelman has been of counsel to Paul Hastings LLP, and prior thereto Battle Fowler LLP, each a law firm that has provided services to us. Mr. Edelman was a partner with Battle Fowler LLP from 1972 to 1993. He had been a director of Cendant Corporation and a member of the executive committee of that corporation’s board of directors from November 1993 until its deconsolidation in 2006. He currently serves as a director of Ashford Hospitality Trust, a hospitality property focused real estate investment trust, or REIT, and, until June 2013, he served as a director of Avis/Budget Group, Inc., a rental car company. He is a senior advisor to Mubadala Development Company, the strategic investment vehicle of the government of Abu Dhabi, and a member of the board of Aldar Property Group, a real estate development, management and investment company, that is publicly traded in Abu Dhabi. He is on the boards of the Jackie Robinson Foundation, The Intrepid Fallen Heroes Fund and the Fisher House Foundation. Mr. Edelman has extensive commercial real estate industry experience and knowledge developed over his nearly 40 years of practicing law, which we believe provides us with valuable perspectives into developments in our industry.

Henry N. Nassau has been a director since 2003. Mr. Nassau has been a partner since September 2003 and is chair of the corporate and securities group at the law firm Dechert LLP. Mr. Nassau was the chief operating officer of Internet Capital Group, Inc., an Internet holding company, from December 2002 until June 2003, having previously served as managing director, general counsel and secretary since May 1999. Mr. Nassau was previously a partner at Dechert LLP from September 1987 to May 1999 and was chair of the firm’s business department from January 1998 to May 1999. At Dechert LLP, Mr. Nassau engages in the practice of corporate law, concentrating on mergers and acquisitions, public offerings, private equity and venture capital financing. Mr. Nassau also serves on the advisory board of RAF Industries and as a member of the Board of Directors of the Philadelphia Orchestra. Mr. Nassau has significant professional experience as an officer of a public company and as an attorney and partner in a major law firm, which we believe allows him to make unique contributions in the area of corporate governance.

Lynne B. Sagalyn has been a director since 1997. Dr. Sagalyn is the Earle W. Kazis and Benjamin Schore Professor of Real Estate at Columbia Business School where she is director of the Paul Milstein Center for Real Estate and the MBA Real Estate Program. This position marks a return to Columbia, where she had been a professor of finance and economics for more than twelve years, and to the MBA Real Estate Program, which she developed during that period. From 2004 until her return to Columbia in July 2008, Dr. Sagalyn held appointments at the University of Pennsylvania in both the School of Design (City Planning Department) and the

Wharton School (Real Estate Department). Dr. Sagalyn is the vice chairman and a director of UDR, Inc., a self-administered REIT in the apartment communities sector. Dr. Sagalyn also serves as a member of the audit committee of Planned Parenthood of New York City, as a member of the board of directors of Regional Plan Association of New York, and as a member of the board of directors of The Skyscraper Museum. She has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan. Through her prominent positions in graduate real estate programs of leading universities, we believe Dr. Sagalyn brings expertise in real estate and finance to our board and the audit committee, of which she is the chair.

John G. Schreiber has been a director since 2012. Mr. Schreiber is the president of Centaur Capital Partners, Inc. and a partner and co-founder of Blackstone Real Estate Advisors, or BREA. As co-chairman of the BREA Investment Committee, Mr. Schreiber has overseen all of Blackstone’s real estate investments since 1992. During the past 22 years, Blackstone has invested or committed to invest over $45 billion of equity in a wide variety of real estate transactions. Previously, Mr. Schreiber served as chairman and chief executive officer of JMB Urban Development Co. and executive vice president of JMB Realty Corp. During his twenty-year career at JMB, Mr. Schreiber was responsible for over $10 billion of firm and client real estate investments and had overall responsibility for the firm’s shopping center development activities. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company, AMLI Residential Properties Trust and General Growth Properties, Inc. He currently serves on the board of JMB Realty Corp., Brixmor Property Group Inc., Hilton Worldwide Holdings Inc. and a number of mutual funds managed by T. Rowe Price Associates. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School. We believe Mr. Schreiber’s extensive experience with, and strong record of success in investing in, real estate-related assets provides our board of directors with valuable insights into developments in our industry.

Leonard W. Cotton is a director nominee. Mr. Cotton is the former vice chairman of Centerline Capital Group (a position he held from 2006 to 2008). He was also on the executive committee of the Commercial Real Estate Finance Council, or CREFC, from 2001 to 2010 and was president of CREFC from 2007 to 2008. Mr. Cotton previously served as chairman and chief executive officer of ARCap REIT (a position he held from 1995 to 2006), a real estate finance company acquired by Centerline Capital Group in 2006, and chairman and chief executive officer of ARCap REIT’s predecessor, REMICap. During his tenure at ARCap REIT, Mr. Cotton was instrumental in establishing ARCap REIT as a nationally recognized CMBS investor in subordinated bonds. From 1992 to 2002, Mr. Cotton was a president and partner in Harbour Realty Advisors, a real estate-related special situation investment and commercial property management company. Prior to joining Harbour Realty Advisors, Mr. Cotton was engaged in a number of real estate related entrepreneurial endeavors, including acting as consultant on real estate workout strategies and the development of high-end residential properties. Mr. Cotton also serves on the Board of Trustees of Bowdoin College. He started his career in 1972 with Citibank, working in commercial real estate lending and workout. He also served as an independent director of FundCore Institutional Income Trust Inc., a public unlisted mortgage REIT, from 2010 to 2012 and is a former board member of the Real Estate Roundtable. Mr. Cotton received an M.B.A in Finance from Columbia University and a B.A. in American History from Bowdoin College. Mr. Cotton has significant experience in various aspects of commercial real estate, including lending, equity investment and development, which we believe gives him unique insight into our investment activities.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF ALL EIGHT NOMINEES NAMED ABOVE.

The Board of Directors; Committees

Our business is managed by our Manager, subject to the oversight and direction of our board of directors. Our board of directors has eight members and is currently comprised of Messrs. Nash, Plavin, Dobrowski, Edelman, Nassau, Polan and Schreiber, and Dr. Sagalyn.

In accordance with the terms of the Purchase and Sale Agreement, dated as of September 27, 2012, or the Purchase Agreement, by and between us and Huskies Acquisition LLC, or Huskies Acquisition, an affiliate of Blackstone that we entered into in connection with the strategic transaction with affiliates of Blackstone that was consummated on December 19, 2012, the board of directors, upon the recommendation of the corporate governance committee, appointed Messrs. Michael B. Nash and John G. Schreiber to the board of directors and Messrs. Samuel Zell and Edward S. Hyman resigned as members of the board of directors. Mr. Schreiber was also appointed as chairman of the board of directors in accordance with the Purchase Agreement at that time. On February 26, 2013, the board of directors elected Michael B. Nash to the then newly established position of Executive Chairman, in which capacity he acts as both chairman of the board of directors and as executive chairman of the Company.

Director Independence

Under our corporate governance guidelines and NYSE rules, the board of directors must be comprised of at least a majority of directors who qualify as “independent” directors. A director is not independent unless the board of directors affirmatively determines that he or she does not have a “material relationship” with us and the director must meet the bright-line test for independence set forth by the NYSE rules. Our corporate governance guidelines also require all members of the audit committee, the compensation committee and the corporate governance committee to be “independent” directors. Based upon its review, the board of directors has determined that all of our director nominees other than Messrs. Nash, Plavin and Schreiber are independent under all applicable criteria for independence set forth in the listing standards of the NYSE, including with respect to committee service. Mr. Nash is not independent because he is our executive chairman and he is an employee of Blackstone. Mr. Plavin is not independent because he is our chief executive officer and he is also an employee of Blackstone. Mr. Schreiber is not independent because he is associated with Blackstone and both he and Mr. Nash were elected to the board of directors in accordance with the terms of the Purchase Agreement.

In making its determination that Mr. Edelman is an independent director, the board of directors considered that he is of counsel to Paul Hastings LLP, a law firm that from time to time has provided us with legal representation with respect to various matters. Payments made by the Company to Paul Hastings LLP were less than 1% of Paul Hastings LLP’s annual consolidated gross revenues during their last completed fiscal year.

Board of Directors Composition

The board of directors seeks to ensure that the board of directors is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the board of directors to satisfy its oversight responsibilities effectively. In that regard, the corporate governance committee is responsible for recommending candidates for all directorships to be filled by the board of directors or by the stockholders at an annual or special meeting. In identifying candidates, the corporate governance committee will review all nominees for director in accordance with the requirements and qualifications contained in the corporate governance guidelines and, subject to the requirements in the Purchase Agreement, recommend that the board of directors select those nominees whose attributes the corporate governance committee believes would be most beneficial to us. In identifying candidates for membership on the board of directors, the corporate governance committee takes into account (i) minimum individual qualifications, such as personal integrity and moral character, willingness to apply sound business judgment, industry knowledge or experience and an ability to work collegially with the other members of the board of directors and (ii) all other factors it considers appropriate. While our corporate governance guidelines do not include an express diversity policy, we note that

Dr. Lynne B. Sagalyn, who has been one of our longest standing directors, was recruited in part with a gender diversity goal in mind. The corporate governance committee has previously utilized the services of professional search firms and has also sought referrals from other members of the Board, management, shareholders and other sources. In the case of Mr. Cotton, the chief executive officer identified him as a potential director nominee.

Our board of directors currently has four standing committees: an audit committee, a compensation committee, a corporate governance committee and an investment risk management committee. The current written charters for each of the audit committee, compensation committee and corporate governance committee are available on our website, www.bxmt.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Audit Committee

The audit committee is currently comprised of Messrs. Dobrowski and Nassau and Dr. Sagalyn, with Dr. Sagalyn serving as the committee’s chairperson. All audit committee members meet the independence criteria and have the qualifications set forth in the listing standards of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. Each of Messrs. Dobrowski and Nassau is qualified as an audit committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K under the Exchange Act, and our board of directors has determined that they each have the accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The SEC has determined that the audit committee financial expert designation does not impose on a person with that designation any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the audit committee of the board of directors in the absence of such designation.

The audit committee’s primary duties are described in the audit committee charter and include:

•	appointing, retaining, determining the compensation of, overseeing, evaluating and, where appropriate, replacing our independent registered public accounting firm;

•	overseeing the quality and integrity of the Company’s financial statements and internal controls;

•	assisting with the Company’s compliance with legal and regulatory requirements and overall risk management profile;

•	reviewing the Company’s transactions with related parties, including those with the Manager and/or affiliates of the Manager; and

•	preparing the report of the audit committee required by the rules of the SEC to be included in the Company’s annual stockholders’ meeting proxy statement.

The audit committee has adopted procedures for the processing of complaints relating to accounting, internal control and auditing matters in accordance with Rule 10A-3 under the Exchange Act. The audit committee oversees the review and handling of any complaints submitted pursuant to the forgoing procedures and of any whistleblower complaints subject to Section 21F of the Exchange Act.

Compensation Committee

The compensation committee is currently comprised of Messrs. Edelman and Nassau and Dr. Sagalyn, with Mr. Nassau serving as the committee’s chairperson. All compensation committee members meet the independence criteria set forth in the listing standards of the NYSE.

The compensation committee oversees the annual review of our amended and restated management agreement with our Manager, or the Management Agreement, which we entered into to become externally managed. To the extent that we are responsible for paying the compensation and/or any other employee benefits of our executive officers and senior management, the compensation committee also oversees such compensation, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof. We are externally managed by our Manager pursuant to the Management Agreement and as of the date hereof we have no employees. Since December 19, 2012, our executive officers have not received any cash compensation from us or any of our subsidiaries for serving as executive officers.

In particular, the compensation committee’s primary duties are described in the compensation committee charter and include:

•	to the extent that we are responsible for paying the compensation and/or any other employee benefits of our chief executive officer, reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by our board of directors) to determine and approve our chief executive officer’s compensation level based on this evaluation;

•	determining the long-term incentive component, if any, of our chief executive officer’s compensation that we are responsible for paying by considering, among other factors selected by the compensation committee, our performance and relative stockholder return, our chief executive officer’s individual performance, including progress on strategic objectives, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to our chief executive officer in past years;

•	to the extent that we are responsible for paying incentive compensation and equity-based compensation to our employees or the employees of any external manager, considering the recommendations of our chief executive officer with respect to non-chief executive officer management and key employee compensation and determining and approving such compensation;

•	to the extent that we are responsible for paying incentive compensation and equity-based compensation to our employees or the employees of any external manager, reviewing and making recommendations to our board of directors with respect to incentive compensation plans and equity-based compensation plans or material changes to any such existing plans and discharging and administering any such plans as required by the terms thereof;

•	overseeing the preparation of the compensation discussion and analysis and related disclosures for inclusion in our annual report or proxy statement in accordance with the rules of the SEC;

•	preparing and approving any compensation committee report required to be included in our annual report or proxy statement in accordance with applicable SEC regulations;

•	to the extent that we are responsible for sponsoring or managing executive compensation programs, periodically reviewing, as and when determined appropriate, executive compensation programs and total compensation levels;

•	reviewing and making recommendations to our board of directors concerning compensation arrangements for members of our board of directors who are not employees of the Company, the Manager or any of its affiliates;

•	in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing our policies on structuring compensation programs to preserve tax deductibility, and, as and when required or desired, establishing performance goals and confirming that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code;

•	reviewing and approving any severance or similar termination payments proposed to be made to any of our current or former executive officers; and

•	performing any other duties or responsibilities expressly delegated to the compensation committee by our board of directors from time to time relating to our compensation programs.

The compensation committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the sole authority to retain, on terms it deems appropriate, legal counsel and other experts or consultants as it deems appropriate, without obtaining the approval of our board of directors or management. The compensation committee shall have the sole authority to select and retain a compensation consultant to assist in the evaluation of chief executive officer compensation.

The compensation committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the compensation committee who are (i) “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act, and (ii) “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code.

Compensation Committee Interlocks and Insider Participation

The compensation committee is currently comprised of Messrs. Edelman and Nassau and Dr. Sagalyn, none of whom were officers or employees of the Company during the fiscal year ended December 31, 2013, and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or our compensation committee during the fiscal year ended December 31, 2013.

Corporate Governance Committee

The corporate governance committee is currently comprised of Messrs. Dobrowski, Nassau and Polan, with Mr. Nassau serving as the committee’s chairperson. All corporate governance committee members meet the independence criteria set forth in the listing standards of the NYSE.

Among other things, the corporate governance committee identifies qualified individuals to become board members, recommends to the board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, develops and recommends to the board our corporate governance guidelines and oversees the annual review of the Management Agreement between the Company and our Manager. More specifically, the corporate governance committee is responsible for reviewing, on an annual basis, the requisite skills and characteristics of individual members of the board of directors, as well as the composition of the board as a whole, in the context of our needs. The corporate governance committee will review all nominees for director, including those recommended by stockholders, in accordance with requirements and qualifications set forth in our corporate governance guidelines and will, subject to the requirements of the Purchase Agreement, recommend that the board select those nominees whose attributes it believes would be most beneficial to us. This review involves an assessment of the personal qualities and characteristics, accomplishments and business reputation of director candidates. The corporate governance committee will assess candidates’ qualifications based on the following minimum criteria, which may be modified from time to time by the corporate governance committee:

•	demonstrated personal integrity and moral character;

•	willingness to apply sound and independent business judgment for the long-term interests of stockholders;

•	relevant business or professional experience, technical expertise or specialized skills;

•	personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative board responsive to the Company’s needs; and

•	ability to commit sufficient time to effectively carry out the substantial duties of a director.

Investment Risk Management Committee

On February 26, 2013, the board of directors dissolved the investment committee and established the investment risk management committee. The investment committee previously exercised the authority of the board of directors to approve additions to or modifications of our portfolio of loans and investments beyond the limits of the authority delegated to management in our loan policy. The investment risk management committee is comprised of independent directors and currently consists of Messrs. Dobrowski, Edelman and Polan, with Mr. Edelman serving as the committee’s chairperson. The investment risk management committee is currently responsible for the supervision of our Manager’s compliance with our investment guidelines, and conducting periodic reviews of our loan and investment portfolio. In addition, any proposed investment (i) of more than 25% of our Equity (as defined in the Management Agreement) in any individual investment or (ii) in excess of $150.0 million requires the approval of a majority of the members of the investment risk management committee.

Meetings

Directors are expected to attend board meetings and meetings of the committees on which they serve, to spend the time needed, and to meet as frequently as necessary, in order to properly discharge their responsibilities. Our board of directors conducts its business through meetings of the board of directors, actions taken by written consent in lieu of meetings and by actions of its committees. During the fiscal year ended December 31, 2013, the board of directors held seven meetings and took three actions by written consent. During the fiscal year 2013, (i) the audit committee held six meetings and took no actions by written consent, (ii) the compensation committee held three meetings and took two actions by written consent, (iii) the corporate governance committee held one meeting and took no actions by written consent, (iv) the investment committee, which was dissolved by the board of directors on February 26, 2013, did not hold any formal committee meetings, but rather discussed matters informally and (v) the investment risk management committee held three meetings and took no actions by written consent. Each director attended at least 92% of the combined number of meetings of the board of directors and meetings of committees on which he or she served during the period in 2013 in which he or she served as a director or member of such committee, as applicable.

We do not have a formal policy regarding attendance by directors at our annual meeting of stockholders but invite and encourage all directors to attend. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. At our last annual stockholders’ meeting, which was held on June 27, 2013, all of our current directors, with the exception of Mr. Edelman, attended.

Executive Sessions

In accordance with applicable NYSE listing requirements, our non-management directors periodically hold executive sessions at which management is not present. Our corporate governance guidelines provide that, at their discretion, the non-management directors may designate the director who will preside at each executive session of the board, or if no director has been designated, the chairperson of the corporate governance committee shall serve as such presiding director. No director has been designated to preside at all executive sessions and therefore Mr. Henry N. Nassau, chairman of our governance committee, presides at the executive sessions of the board.

Board Leadership Structure and Role in Risk Oversight

Mr. Michael B. Nash currently serves as executive chairman of the Company and chairman of the board and Mr. Stephen D. Plavin serves as our chief executive officer and president and is also a member of the board. In his capacity as executive chairman of the Company, Mr. Nash leads the investment strategy of the Company with Mr. Plavin, our chief executive officer and president, who is responsible for managing the day-to-day operations of the Company. We believe separating the executive chairman of the board and the chief executive officer positions is appropriate as it helps the board meet its responsibilities of overseeing management and setting our strategic direction as well as fostering long-term value of the Company.

As with every business, we confront and must manage various risks including financial and economic risks related to the performance of our portfolio and how our investments have been financed. Pursuant to our charter and bylaws and the Maryland General Corporation Law, our business and affairs are managed under the direction of our board of directors. Our Manager is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for establishing broad corporate policies for our overall performance and for the direction and oversight of our risk management. Members of our board of directors keep informed of our business by participating in meetings of our board of directors and its committees, by reviewing analyses, reports and other materials provided to them by and through discussions with our Manager and our executive officers.

In connection with their oversight of risks to our business, our board of directors and the audit committee consider feedback from our Manager concerning the risks related to our business, operations and strategies. The audit committee also assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management. The compensation committee and the corporate governance committee assist the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and risks associated with board organization, membership and structure, succession planning, and corporate governance. Our board of directors reviewed with the compensation committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, our board of directors determined that our compensation policies and practices, pursuant to which we pay no cash compensation to our Manager’s officers and employees since they are compensated by our Manager or its affiliates, do not create risks that are reasonably likely to have a material adverse effect on us. Our board of directors also considered that while we may grant our officers, our Manager and affiliates of our Manager’s employees equity awards, such grants align their interests with our interests and do not create risks that are reasonably likely to have a material adverse effect on us. The investment risk management committee exercises the authority of the board to supervise our Manager’s compliance with the investment guidelines approved by the board and to approve any proposed investments in excess of the limits set forth in the investment guidelines.

Corporate Governance

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors and employees (if any), and to all of the officers and employees of the Manager and its affiliates who provide services to us, including our principal executive officer, principal financial officer and principal accounting officer. Our code of business conduct and ethics, as it relates to employees of Blackstone, operates in conjunction with, and in addition to, the policies of our Manager and those of Blackstone. Our code of business conduct and ethics is designed to comply with SEC regulations and NYSE listing standards relating to codes of conduct and ethics. Our code of business conduct and ethics is available on our website, www.bxmt.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Any waiver of the code of business conduct and ethics may be made only by our board or the audit committee and will be promptly disclosed as required by law or stock exchange regulations. Any modifications to the code of business conduct and ethics will be reflected on our website.

Corporate Governance Guidelines

We have also adopted corporate governance guidelines to advance the functioning of our board of directors and its committees and to set forth our board of directors’ expectations as to how it and they should perform its and their respective functions. Our corporate governance guidelines is available on our website, www.bxmt.com, under the “Investor Relations” tab by selecting “Corporate Governance.”

Stockholder Nominations and Communications Policy

Our board of directors has adopted policies with respect to the consideration of candidates recommended by stockholders for election as directors and stockholder and interested party communications with the board of directors.

Stockholders may recommend director nominees for consideration by the corporate governance committee by submitting the names and the following supporting information to our secretary at: Secretary, Stockholder Nominations, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154. The submissions should include a current resume and curriculum vitae of the candidate and a statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares that are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate. Director nominees may be nominated by our stockholders in accordance with our bylaws and in accordance with the advance notice requirements contained in our bylaws. See “Stockholder Proposals For the 2015 Annual Meeting” for more information regarding the advance notice requirements contained in our bylaws.

Stockholders and other interested parties may communicate directly with our board of directors or the non-management directors. All communications should be in writing and should be directed to our secretary at: Secretary, Stockholder Communications, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154. The sender should indicate in the address whether it is intended for the entire board of directors, the non-management directors as a group or an individual director. Each communication intended for the board of directors or non-management directors received by the secretary will be forwarded to the intended recipients in accordance with the existing instructions.

Executive and Senior Officers

The following sets forth the positions, ages as of April 14, 2014 and selected biographical information for our executive and senior officers. Mr. Plavin’s biographical information is provided in the section of this Proxy Statement entitled “Proposal 1 — Election of Directors.”

Name	Age	Office or Position Held
Stephen D. Plavin	54	Chief Executive Officer, President and Director
Douglas N. Armer	39	Managing Director, Head of Capital Markets, and Treasurer
Paul D. Quinlan	36	Chief Financial Officer and Assistant Secretary
Randall S. Rothschild	41	Managing Director, Legal and Compliance, and Secretary
Thomas C. Ruffing	53	Managing Director, Asset Management
Weston Tucker	33	Managing Director, Head of Investor Relations
Anthony F. Marone, Jr.	31	Vice President, Principal Accounting Officer and Controller

Douglas N. Armer has served as our treasurer and head of capital markets since September 2013 and is a member of our Manager’s investment committee. Mr. Armer is also a managing director of Blackstone Real

Estate Debt Strategies. He has served with the Company since 2004, handling our capital markets and finance activities encompassing equity, debt and strategic transactions, as well as oversight of regulatory matters. Before joining Blackstone in 2012, Mr. Armer was managing director of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust and acquired by Blackstone in December 2012. Prior to joining Capital Trust in 2004, Mr. Armer was responsible for developing the India-based capital markets group of Global Realty Outsourcing. Previously Mr. Armer held positions in investment banking at Gerard Klauer Mattison and at PaineWebber Commercial Real Estate Securities. Mr. Armer holds a B.A. in Political Science, magna cum laude, from the University of Rochester, where he was inducted into the Phi Beta Kappa honor society.

Paul D. Quinlan has served as our chief financial officer and assistant secretary since December 2013 and is a member of our Manager’s investment committee. Mr. Quinlan is also the chief financial officer of Blackstone Real Estate Debt Strategies group, which encompasses all of Blackstone’s commercial real estate debt investment vehicles, including the Company. Before his appointment as chief financial officer of the Company and Blackstone’s Real Estate Debt Strategies group, Mr. Quinlan served as Blackstone’s head of Financial Planning & Business Development, with oversight of management and public reporting, and strategic mergers and acquisitions. Mr. Quinlan was also the chief financial officer for Blackstone Advisory Partners L.P., encompassing Blackstone’s Advisory, Restructuring & Reorganization and Capital Markets businesses. From 2004 until joining Blackstone in 2010, Mr. Quinlan worked as a Director in the Global Principal Investments Group at Bank of America Merrill Lynch, focusing on strategic corporate mergers, acquisitions, divestitures and private equity investments. Prior to this, Mr. Quinlan worked in investment banking at Merrill Lynch and PricewaterhouseCoopers Securities. Mr. Quinlan received a B.S. in Finance and English cum laude from Georgetown University and an M.B.A. with distinction from New York University’s Stern School of Business.

Randall S. Rothschild has served as our secretary and managing director, legal and compliance, since February 2013. Mr. Rothschild is also the chief operating officer of our Manager and is a member of our Manager’s investment committee. Mr. Rothschild is also a managing director and chief operating officer of Blackstone Real Estate Debt Strategies, which encompasses all of Blackstone’s commercial real estate debt investment vehicles, including the Company. Before joining Blackstone in 2008, Mr. Rothschild was with Merrill Lynch from 2004 to 2008 where he originated, structured and executed real estate investments for the firm’s Real Estate Principal Investment Group — Americas. Prior to joining Merrill Lynch, Mr. Rothschild was an associate in the Real Estate group of Fried Frank Harris Shriver & Jacobson where he worked from 1999 to 2004. At Fried Frank, Mr. Rothschild represented private equity real estate funds, investment banks, developers, REITs and institutional investors in the structuring, negotiation and closing of real estate transactions. Prior to that, he was an associate at Tannenbaum Helpern Syracuse & Hirschtritt. Mr. Rothschild received a B.A. in Government from Georgetown University and a J.D. from Benjamin N. Cardozo School of Law.

Thomas C. Ruffing has served as our managing director, asset management, since February 2013. Mr. Ruffing previously served as our chief credit officer since July 2006. Mr. Ruffing is also a managing director of our Manager and a managing director of Blackstone Real Estate Debt Strategies. Before joining Blackstone, Mr. Ruffing was also chief credit officer of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust and acquired by Blackstone in December 2012. Prior to joining Capital Trust, Mr. Ruffing worked at JP Morgan Chase in the Real Estate & Lodging Investment Banking Group. Mr. Ruffing’s responsibilities included structured corporate real estate finance transactions, major asset property sales, and the restructuring and workout of real estate loans. Mr. Ruffing holds a B.S. and an M.E. in Mechanical Engineering from the University of Virginia and an M.B.A. from Columbia Business School.

Weston Tucker is our head of investor relations and is also managing director and head of investor relations for Blackstone. Since joining Blackstone in 2007, Mr. Tucker’s primary responsibility has been managing Blackstone’s interface with public shareholders and the equity analyst community. Before joining Blackstone in 2007, Mr. Tucker was an equity research analyst for JPMorgan, covering the telecom and cable sectors. He began his career at AT&T, where he worked in a variety of finance roles including investor relations and communications, as well as corporate development. Mr. Tucker graduated summa cum laude with a B.S. in Business Administration from The Ohio State University.

Anthony F. Marone, Jr. has served as our principal accounting officer since September 2013, and has also served as our controller since 2008. Mr. Marone is also a vice president of our Manager and a vice president of Blackstone Real Estate Debt Strategies. Before joining Blackstone in 2012, Mr. Marone was a vice president and controller of CTIMCO, a commercial real estate investment manager and rated special servicer that was wholly owned by Capital Trust and acquired by Blackstone in December 2012. Mr. Marone also worked in the Real Estate Assurance practice of PricewaterhouseCoopers LLP, where he provided audit and other assurance services to various real estate companies. Mr. Marone received a B.S. and an M.B.A. from Rutgers University and is a Certified Public Accountant and Chartered Global Management Accountant.

COMPENSATION COMMITTEE REPORT

Our compensation committee has furnished the following report. The information contained in this “Compensation Committee Report” is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act or the Exchange Act except to the extent that we specifically incorporate it by reference into such filings.

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Exchange Act with management.

Based on such review and discussions, our compensation committee recommended to our board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:
Henry N. Nassau (Chair) Lynne B. Sagalyn Martin L. Edelman

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our chief executive officer, chief financial officer and our other “named executive officers,” as such term is defined in Item 402(a) of Regulation S-K of the Exchange Act, or our Named Executive Officers, for our fiscal year ended December 31, 2013, or fiscal 2013.

Our Named Executive Officers for fiscal 2013 were:

•	Stephen D. Plavin, our chief executive officer, president and director;

•	Douglas N. Armer, our managing director, head of capital markets, and treasurer;

•	Paul D. Quinlan, our chief financial officer and assistant secretary;

•	Randall S. Rothschild, our managing director, legal and compliance, and secretary;

•	Thomas C. Ruffing, our managing director, asset management; and

•	Geoffrey G. Jervis, our former chief financial officer, treasurer and assistant secretary.

Effective December 10, 2013, Mr. Jervis resigned from his position as our chief financial officer, treasurer and assistant secretary and Mr. Quinlan was appointed by our board of directors to serve as our chief financial officer and assistant secretary.

Overview of Compensation Program and Philosophy

Prior to the consummation of the sale of our investment management and special services business on December 19, 2012, or the Investment Management Business Sale, and becoming externally managed by our Manager, we were a self-managed REIT led by Stephen D. Plavin, who served as our chief executive officer, Geoffrey G. Jervis, who served as our chief financial officer, and Thomas C. Ruffing, who served as our chief credit officer and head of asset management. Since the Investment Management Business Sale, we have been externally managed and advised by our Manager pursuant to the Management Agreement between our Manager and us and, as a result, our executive officers no longer receive cash compensation from us.

Our executive officers currently serve as officers of our Manager and we no longer have any employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our executive officers for fiscal year 2013, who are currently employees of our Manager or one or more of its affiliates, do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, the Management Agreement does not require our Named Executive Officers to dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement. Accordingly, our Manager has informed us that it cannot identify the portion of the compensation awarded to our Named Executive Officers by our Manager that relates solely to their services to us, as our Manager does not compensate its employees specifically for such services. We do not have employment agreements with our Named Executive Officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our Named Executive Officers and we do not have arrangements to make payments to our Named Executive Officers upon their termination or in the event of a change in control of the Company.

While we may not pay our Named Executive Officers any cash compensation, we pay the Manager the management fees described under the heading “Management Agreement” and, in the discretion of the compensation committee of our board of directors, we may also grant the Manager and our Named Executive Officers equity awards pursuant to our equity compensation plans.

Equity-Based Compensation

The compensation committee may, from time to time pursuant to our Blackstone Mortgage Trust, Inc. 2013 Stock Incentive Plan, or the 2013 Stock Plan, grant our Named Executive Officers equity-based awards, including stock options, restricted shares of our class A common stock, restricted stock units, stock appreciation rights and other equity-based awards. These awards are designed to align the interests of our Named Executive Officers with those of our stockholders, by allowing our Named Executive Officers to share in the creation of value for our stockholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and achievement of strong performance for the Company. These awards provide a further benefit to us by enabling our Manager to attract, motivate and retain talented individuals to serve as our executive officers. In 2013, the Company granted 39,216 restricted shares of class A common stock to Mr. Plavin, 15,686 restricted shares of class A common stock to Mr. Armer, 7,843 restricted shares of class A common stock to Mr. Quinlan, 5,882 restricted shares of class A common stock to Mr. Rothschild, and 3,922 restricted shares of class A common stock to Mr. Ruffing, which vest ratably in quarterly installments over three years from the date of the grant with the first two installments vesting together on the six month anniversary of the date of the grant. In determining the equity-based awards in 2013, the compensation committee considered input from FPL Associates Compensation, a division of FPL Associates L.P., or FPL, its independent outside compensation consultant.

Role of Compensation Committee

The compensation committee reviews and approves base salaries and target bonus levels, if any, and equity based awards, to be paid or made to our Named Executive Officers based on recommendations from the Company’s chief executive officer and outside compensation consultants. The compensation committee also oversees risk when it considers granting equity awards to the Manager under the Management Agreement.

Role of Compensation Consultant

The compensation committee engaged the services of a compensation consultant, FPL, with respect to the 2013 Stock Plan and the Blackstone Mortgage Trust, Inc. 2013 Manager Incentive Plan, or the 2013 Manager Plan. FPL has no other relationships with the Company and is considered an independent third party advisor. The compensation committee reviewed FPL’s independence and determined that FPL’s work for the compensation committee in 2013 did not raise any conflict of interest pursuant to the SEC and NYSE rules.

Role of Executive Officers

The compensation committee is responsible for approving compensation for our Named Executive Officers. Our chief executive officer annually reviews the performance of each executive officer of the Company and based on these reviews, provides a recommendation regarding the appropriate equity based grants, if any, to be presented to the compensation committee for approval.

Say-On-Pay Vote

At our 2013 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on an non-binding advisory basis, our executive compensation. More than 94% of the votes cast at our 2013 annual meeting of stockholders voted to approve our executive compensation as described in our proxy statement for the 2013 annual meeting of stockholders. The compensation committee reviewed the results of this advisory “say-on-pay” vote and considered it in determining specific award amounts granted to our Named Executive Officers for 2013. The compensation committee will also carefully consider future stockholder votes on this matter, along with other expressions of stockholder views it receives on specific policies and desirable actions.

Summary Compensation Table

For the year ended December 31, 2013 we did not provide any of our Named Executive Officers with any cash compensation or bonus. The following table sets forth for the year indicated the annual compensation of our Named Executive Officers:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(1)	Total ($)
Stephen D. Plavin	2013	—	—	979,616	2,812,083	—	3,791,699
Chief Executive Officer, President and Director	2012 2011	531,314 550,000	600,000 1,866,575	350,000 320,600	213,917 —	488,654 9,635	2,183,885 2,746,810

Douglas N. Armer	2013	—	—	425,718	401,726	—	827,444
Managing Director, Head of Capital Markets, and Treasurer

Paul D. Quinlan	2013	—	—	212,859	—	—	212,859
Chief Financial Officer and Assistant Secretary

Randall S. Rothschild	2013	—	—	146,932	—	—	146,932
Managing Director, Legal and Compliance, and Secretary

Thomas C. Ruffing	2013	—	—	97,972	1,205,178	—	1,303,150
Managing Director, Asset Management	2012 2011	241,506 250,000	250,000 550,000	140,000 137,400	128,350 —	177,115 7,350	936,971 944,750

Geoffrey G. Jervis(4)	2013	—	—	—	2,008,630	—	2,008,630
Former Chief Financial Officer, Treasurer and Assistant Secretary	2012 2011	434,712 450,000	450,000 1,488,178	280,000 229,000	171,133 —	360,096 7,350	1,695,941 2,174,528

(1)	The Named Executive Officers are employees of our Manager or its affiliates and are not paid cash compensation by us.
(2)	The amounts reported in the “Stock Awards” column represent the aggregate grant date fair value of awards of restricted shares of class A common stock calculated under the Financial Accounting Standard Board’s Accounting Codification Topic 718, or ASC Topic 718. Under ASC Topic 718, the grant date fair value is calculated using the closing market price of our class A common stock on the date of grant.
(3)	The amounts reported include amounts received by Named Executive Officers pursuant to previously granted performance awards. Upon the consummation of our comprehensive restructuring in 2012, our compensation committee awarded Mr. Plavin, Mr. Armer, Mr. Ruffing and Mr. Jervis long term cash-based performance awards tied to the recovery of legacy assets owned by CT Legacy REIT (as defined below). See “Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table” below.
(4)	Mr. Jervis resigned from the Company effective December 10, 2013.

Grants of Plan Based Awards in 2013

The following table provides information regarding restricted stock awards granted to our Named Executive Officers under the 2013 Stock Plan during the year ended December 31, 2013.

Name	Grant Date	Compensation Committee Approval Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Stephen D. Plavin	10/3/13	10/3/13	39,216	979,616
Douglas N. Armer	12/30/13	10/3/13	15,686	425,718
Paul D. Quinlan	12/30/13	10/3/13	7,843	212,859
Randall S. Rothschild	10/3/13	10/3/13	5,882	146,932
Thomas C. Ruffing	10/3/13	10/3/13	3,922	97,972
Geoffrey G. Jervis	—	—	—	—

(1)	Consists of restricted stock awards granted in 2013 under our 2013 Stock Plan.
(2)	Represents the grant date fair value of restricted stock awards granted in 2013 computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. The grant date fair value is calculated using the closing market price of our class A common stock on the date of grant.

Narrative Supplement to Summary Compensation Table and Grants of Plan-Based Awards in 2013 Table

As part of our incentive compensation program, in the past we have also granted incentive awards to our Named Executive Officers in two other forms that are described below. For a further discussion on these awards, see Notes 9, 14 and 17 to the consolidated financial statements in our 2013 Annual Report on Form 10-K that we filed with the SEC on February 18, 2014.

CT Legacy REIT Management Incentive Awards Plan

In conjunction with the restructuring of our debt obligations in March 2011, we created an employee pool for up to 6.75% (subject to certain caps and priority distributions) of the distributions paid to the common equity holders of CT Legacy REIT Mezzanine Borrower, Inc., or CT Legacy REIT, which was merged into CT Legacy Partners, LLC, or CT Legacy Partners, in July 2013. CT Legacy REIT was a majority-owned subsidiary formed in 2011 to which we contributed the legacy loan and securities portfolios of the Company, subject to attendant indebtedness.

On March 31, 2011, Messrs. Plavin, Ruffing and Jervis were awarded 35%, 15% and 25%, respectively, of the employee pool subject to the following vesting schedule described below.

As of December 31, 2013, incentive awards for 92% of the pool have been granted, and the remainder was unallocated. If any awards remain unallocated at the time distributions are paid, any amounts otherwise payable to the unallocated awards will be distributed pro rata to the plan participants then employed by an affiliate of our Manager.

Approximately 54% of these grants have the following vesting schedule, which is contingent on continued employment with an affiliate of our Manager: (i) 25% vests on the date of grant; (ii) 25% vests in March 2013; (iii) 25% vests in March 2014; and (iv) the remainder vests upon our receipt of distributions from CT Legacy Partners. Of the remaining 46% of these grants, 28% are fully vested as a result of an acceleration event, and 18% vest only upon our receipt of distributions from CT Legacy Partners.

CTOPI Incentive Management Fee Grants

CT Opportunity Partners I, LP, or CTOPI, is a private investment fund that was previously under our management and is now managed by an affiliate of our Manager. While this affiliate of our Manager earns the base management fees from CTOPI, we continue to earn any incentive management fees. Incentive management fees are defined as 17.7% of CTOPI’s profits after a 9.0% preferred return and a 100% return of capital to the CTOPI partners. We retained only our carried interest in CTOPI subsequent to the Investment Management Business Sale.

In January 2011, we created a pool for employees equal to 45% of the CTOPI incentive management fee and Messrs. Plavin, Jervis and Ruffing were awarded 30%, 20% and 10% of the employee pool subject to the vesting schedule described below. As of December 31, 2013, we had granted 96% of the pool, and the remainder was unallocated. If any awards remain unallocated at the time incentive management fees are received by us, any amounts otherwise payable to the unallocated awards will be distributed pro rata to the plan participants then employed by an affiliate of our Manager. Approximately 65% of these grants have the following vesting schedule, which is contingent on continued employment with an affiliate of our Manager: (i) one-third on the date of grant; (ii) one-third on September 13, 2012; and (iii) the remainder upon our receipt of incentive management fees from CTOPI. Of the remaining 35% of these grants, 31% are fully vested as a result of an acceleration event, and 4% vest solely upon our receipt of incentive management fees from CTOPI or the disposition of certain investments owned by CTOPI.

Both the CT Legacy Partners and the CTOPI awards contain provisions that accelerate vesting of the awards upon an involuntary termination (as defined in our 2007 Long-Term Incentive Plan and our 2011 Long-Term Incentive Plan) from continuous service by our Manager. As of December 31, 2013, our Named Executive Officers, other than Mr. Jervis, were and continue to be employed by affiliates of our Manager. Mr. Jervis resigned from the Company effective December 10, 2013, and at that time his interest in the employee pool was fully vested.

Outstanding Equity Awards at December 31, 2013

The following table provides information regarding outstanding equity awards of the Named Executive Officers as of December 31, 2013.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Stephen D. Plavin	39,216		1,063,930
Douglas N. Armer	15,686		425,561
Paul D. Quinlan	7,843		212,781
Randall S. Rothschild	5,882		159,579
Thomas C. Ruffing	3,922		106,404
Geoffrey G. Jervis	—	(2)	—

(1)	The restricted stock awards granted to our Named Executive Officers on October 3, 2013 and December 30, 2013 vest ratably in quarterly installments over three years from the date of the grant with the first two installments vesting together on the six month anniversary of the date of the grant.
(2)	Mr. Jervis resigned from the Company on December 10, 2013, and at the time of his resignation he did not have any unvested shares of restricted stock.
(3)	The amount reported in this column is based on a closing price of $27.13 per share class A of common stock on December 31, 2013.

Option Exercises and Stock Vested in 2013

Our Named Executive Officers did not have any stock awards that vested in fiscal 2013.

Non-Employee Director Compensation

Based on the compensation committee’s recommendation, on July 26, 2013, our board of directors approved changes to the non-employee director compensation program effective as of September 30, 2013. Payment for services were made quarterly in arrears in the form of cash and/or stock units. For the first and second quarters of 2013 our non-employee directors earned fees at an annual rate of $75,000. The annual compensation for our directors was paid 50% in cash and 50% in the form of deferred stock units at the election of our directors. For those directors who elected to receive stock units, the number of units was determined based upon the quarterly fee and the average stock price for the applicable quarter.

As of September 30, 2013, our non-employee directors earned (i) an annual cash retainer of $50,000 and (ii) a $75,000 annual award of the Company’s deferred stock units, in each case payable in quarterly installments in arrears. The award is vested in full as of the date of grant and settled upon the non-employee directors “separation from service” (as defined in Treas. Reg. 1.409A-1(h)) with the Company by delivering to the non-employee director one share of class A common stock for each deferred stock unit settled.

In addition, the chairperson of our audit committee receives $12,000 per annum payable in four quarterly cash installments. All directors are also reimbursed for travel expenses incurred in attending board and committee meetings.

Messrs. Schreiber, Nash and Plavin do not receive compensation for their services as directors.

The following table sets forth the compensation paid by us to our non-employee directors for the fiscal year ended December 31, 2013:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Thomas E. Dobrowski(1)	100,000	100,000
Martin L. Edelman(2)	100,000	100,000
Michael B. Nash	—	—
Henry N. Nassau(3)	100,000	100,000
Joshua A. Polan(4)	100,000	100,000
Lynne B. Sagalyn(5)	112,000	112,000
John G. Schreiber	—	—

(1)	Mr. Dobrowski’s compensation was paid 50% ($50,000) in cash and 50% ($50,000) in stock units under our 2013 Stock Plan.
(2)	Mr. Edelman’s compensation was paid 50% ($50,000) in cash and 50% ($50,000) in stock units under our 2013 Stock Plan.
(3)	Mr. Nassau’s compensation was paid 50% ($50,000) in cash and 50% ($50,000) in stock units under our 2013 Stock Plan.
(4)	Mr. Polan’s compensation was paid $62,500 in cash and $37,500 in stock units for the benefit of W.R. Berkley Corporation.
(5)	Dr. Sagalyn’s audit committee chairperson fee of $12,000 was paid in cash and the remaining compensation was paid 50% ($50,000) in cash and 50% ($50,000) in stock units under our 2013 Stock Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers and directors, a company’s chief accounting officer and persons who beneficially own more than 10% of a company’s common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors, the chief accounting officer and greater than 10% stockholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of Forms 3, 4 and 5 and amendments thereto available to us and other information obtained from our directors, executive officers, chief accounting officer and certain 10% stockholders or otherwise available to us, we believe that no director, executive officer, chief accounting officer or beneficial owner of more than 10% of our class A common stock failed to file on a timely basis a report required pursuant to Section 16(a) of the Exchange Act with respect to 2013, except that each of Thomas E. Dobrowski, Martin L. Edelman, Henry N. Nassau, and Lynne B Sagalyn did not file two Form 4’s each reporting one transaction on a timely basis due to an administrative error and Joshua A. Polan did not file one Form 4 reporting one transaction on a timely basis due to an administrative error.

Security Ownership of Certain Beneficial Owners and Management

As of April 14, 2014, there were a total of 48,476,651 shares of our class A common stock issued and outstanding. The following table sets forth as of April 14, 2014, certain information with respect to the beneficial ownership of our class A common stock, by:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding class A common stock;

•	each director, director nominee and Named Executive Officer; and

•	all of our directors and executive officers as a group.

Such information (other than with respect to our directors and executive officers) is based on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to our class A common stock.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned (2)	Percentage of Shares Beneficially Owned (2)
Greater than 5% Owner
Long Pond Capital, LP(3)	2,894,151	6.0%
Blackstone Treasury Holdings III L.P.(4)	2,822,601	5.8%
Executive Officers and Directors
Douglas N. Armer(5)	18,232	*
Leonard W. Cotton	—	*
Thomas E. Dobrowski(6)	24,619	*
Martin L. Edelman(7)	30,945	*
Michael B. Nash(8)	64,558	*
Henry N. Nassau(9)	24,630	*
Stephen D. Plavin(10)	85,713	*
Joshua A. Polan(11)	—	*
Paul D. Quinlan(12)	7,843	*
Randall S. Rothschild(13)	7,507	*
Thomas C. Ruffing(14)	12,052	*
Lynne B. Sagalyn(7)(15)	30,945	*
John G. Schreiber	47,844	*
All executive officers, directors and director nominees as a group (13 persons)	354,888	*

*	Represents less than 1%.
(1)	Our Named Executive Officers for 2013 were Douglas N. Armer, Stephen D. Plavin, Paul D. Quinlan, Randall S. Rothschild, Thomas C. Ruffing and Geoffrey G. Jervis. Mr. Jervis, who formerly served as our chief financial officer, treasurer and assistant secretary until his resignation from the Company effective December 10, 2013, has been omitted from the table as the Company does not have information as to his current beneficial ownership of class A common stock.
(2)	The number of shares are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
(3)

Based solely on information contained in a Schedule 13G filed with the SEC on February 14, 2014 by Long Pond Capital, LP, a Delaware limited partnership, or Long Pond LP, Long Pong Capital GP, LLC, a Delaware limited liability company, or Long Pond LLC, and John Khoury, the principal of Long Pond LP.

Long Pond LP serves as the investment manager to accounts of certain private funds, or the Funds, and may direct the vote and dispose of the 2,894,151 shares of our class A common stock held by the Funds. Long Pond LLC serves as the general partner of Long Pond LP and may direct Long Pond LP to direct the vote and disposition of the 2,894,151 shares of our class A common stock held by the Funds. As the principal of Long Pond LP, Mr. Khoury may direct the vote and disposition of the 2,894,151 shares of our common stock held by the Funds. The address for Long Pond is 527 Madison Avenue, 15th Floor, New York, NY 10022.
(4)	Based on a Schedule 13D/A filed with the SEC on January 10, 2014, Blackstone Treasury Holdings III L.L.C. directly holds 2,460,784 shares of our class A common stock, the Manager directly holds 339,431 shares of our class A common stock and Mr. Schwarzman directly holds 22,386 shares of our class A common stock. Blackstone Holdings III L.P. is the sole member of Blackstone Treasury Holdings III, LLC. Blackstone Holdings III GP L.P. is the general partner of Blackstone Holdings III L.P. Blackstone Holdings III GP Management L.L.C. is the general partner of Blackstone Holdings III GP L.P. Blackstone is the managing member of Blackstone Holdings III GP Management L.L.C. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. The Manager is an indirect subsidiary of Blackstone. Each of the Blackstone entities described in this footnote, or the Blackstone Entities, and Mr. Schwarzman may be deemed to beneficially own the shares of class A common stock beneficially owned by Blackstone Treasury Holdings III L.P. Mr. Schwarzman disclaims beneficial ownership of such shares of class A common stock. The address for each of the Blackstone Entities and Mr. Schwarzman is c/o The Blackstone Group L.P., 345 Park Avenue, New York, NY 10154.
(5)	Mr. Armer is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(6)	Includes 24,619 shares obtainable upon conversion of vested stock units.
(7)	In the case of Mr. Edelman and Dr. Sagalyn, includes 30,112 shares obtainable by each upon conversion of vested stock units.
(8)	Mr. Nash is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(9)	Includes 19,180 shares obtainable upon conversion of vested stock units.
(10)	Mr. Plavin is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(11)	Does not include the shares owned by W.R. Berkley Corporation, as to which Mr. Polan disclaims beneficial ownership.
(12)	Mr. Quinlan is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(13)	Mr. Rothschild is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(14)	Mr. Ruffing is an employee of Blackstone, but does not have voting or investment power over the shares of class A common stock beneficially owned by Blackstone.
(15)	Includes 833 shares owned by Dr. Sagalyn’s spouse.

Transactions With Related Persons, Promoters and Certain Control Persons

Investment Management Business Sale and Related Matters

On December 19, 2012, pursuant to the Purchase Agreement by and between us and Huskies Acquisition, and an Assignment Agreement, dated as of December 19, 2012, by and among us, Huskies Acquisition and Blackstone Holdings III L.P., or Holdings III, an affiliate of Blackstone, we completed the sale of our investment management and special servicing business, including CTIMCO, related private investment fund co-investments and 100% of the outstanding class A preferred stock of our CT Legacy Partners subsidiary. In accordance with the Purchase Agreement, two members of our board of directors were designated by Blackstone at such time.

Holdings III was paid $3.9 million in preferred distributions with respect to its interests in CT Legacy Partners during the year ended December 31, 2013. In addition, we, CT Legacy Partners and CTOPI currently hold mortgage and mezzanine loans and other investments that were made or acquired prior to the sale of our investment management and special servicing business to Blackstone, in which Blackstone affiliates have interests in the collateral securing or backing such investments and CT Legacy Partners and CTOPI receive interest and other payments on such investments in accordance with their terms.

Pursuant to the terms of the Purchase Agreement, we also entered into a Registration Rights Agreement, dated December 19, 2012, with Holdings III. On May 6, 2013, we entered into an Amended and Restated Registration Rights Agreement, or Amended and Restated Registration Rights Agreement, with Holdings III and our Manager that amended and restated the existing Registration Rights Agreement. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, on or after the earlier of (x) such date that we become eligible to use Form S-3 in connection with a public offering of our securities and (y) December 19, 2013, Holdings III or our Manager may require us to prepare and file a shelf registration statement relating to the resale of all shares of class A common stock currently held or later acquired by them or their permitted transferees and under certain circumstances they may require us to file up to four resale registration statements on demand and provide unlimited “piggyback” rights with respect to the resale of such shares (subject to certain cutback and other provisions).

Pursuant to the terms of the Purchase Agreement, we entered into the Management Agreement with our Manager, pursuant to which we are now externally managed by our Manager pursuant to the terms and conditions of the Management Agreement. The Management Agreement requires our Manager to manage our investments and our day-to-day business and affairs in conformity with our investment guidelines and other policies that are approved and monitored by our board of directors. The initial term of the Management Agreement expires on December 19, 2015 and will be automatically renewed for a one-year term each anniversary thereafter unless earlier terminated. The Management Agreement was amended and restated in March 2013 to, among other things: (i) authorize our Manager to assist us with respect to certain matters relating to the U.S. Commodities Exchange Act, as amended; (ii) amend our investment guidelines to permit for certain approvals by the investment risk management committee of our board of directors; and (iii) clarify certain provisions relating to the calculation of incentive compensation. In addition, on July 30, 2013, we and our Manager entered into Amendment No. 1 to our amended and restated Management Agreement to: (i) clarify that internal audit expenses (including through one or more third parties and/or affiliates of our Manager) are to be paid by us and not our Manager and (ii) update to reflect our May 2013 name change and the merger of our CT Legacy REIT Mezz Borrower, Inc. subsidiary with and into CT Legacy Partners, LLC.

Pursuant to the terms of the Management Agreement, our Manager is entitled to receive from us a base management fee payable in cash quarterly in arrears with respect to each calendar quarter following December 19, 2012 in an amount equal to the greater of (i) $250,000 per annum and (ii) 1.50% per annum of our equity (as defined in the Management Agreement), and, if earned, certain quarterly incentive compensation. We are also required to reimburse our Manager for certain expenses incurred on our behalf during any given year. So long as the Management Agreement remains in effect, we are required to continue to make quarterly payments of the base management fee and, if applicable, incentive compensation, to the Manager, and to reimburse the Manager for certain expenses. See Note 14 to our consolidated financial statements in our 2013 Annual Report on Form 10-K filed with the SEC on February 18, 2014 for additional details.

During the year ended December 31, 2013, we paid $3.4 million of management fees to our Manager.

Other Transactions

On October 3, 2013, we issued 339,431 shares of restricted class A common stock with a fair value of $8.5 million as of the grant date to our Manager under the 2013 Manager Plan. The shares of restricted class A common stock vest ratably in quarterly installments over three years from the date of issuance.

During the year ended December 31, 2013, CT CDO I, which is consolidated by us, paid $847,000 of special servicing fees to CTIMCO, which is an affiliate of our Manager.

On May 13, 2013, we entered into a joint venture, 42-16 Partners, with an affiliate of our Manager to originate and warehouse loans prior to the completion of our class A common stock offering on May 29, 2013. 42-16 Partners was owned 16.7% by us and 83.3% by an affiliate of our Manager and originated one senior mortgage loan on May 21, 2013. On May 30, 2013, we ended this relationship with the affiliate of our Manager and purchased 100% of the equity interests in 42-16 Partners held by the affiliate of our Manager using proceeds from the sale of our class A common stock, and, as a result, 42-16 Partners became a 100% owned and consolidated subsidiary.

In connection with our underwritten public offering that closed on May 29, 2013, Stephen D. Plavin, Michael B. Nash, John G. Schreiber, Randall S. Rothschild, Geoffrey G. Jervis and Henry N. Nassau purchased 19,608, 29,264, 29,264, 1,625, 9,804, and 5,000 shares of our class A common stock, respectively, in a directed share program on the same terms that were offered to the public. An affiliate of our Manager, Blackstone Holdings III L.P., also purchased 1,960,784 shares of our class A common stock as part of the directed share program established in connection with the May 2013 public offering. These shares were purchased for $25.50 each, the same price offered to non-affiliated purchasers.

In addition, Blackstone Advisory Partners L.P. received aggregate compensation of approximately $1.4 million for acting as underwriter in connection with financing transactions by us during 2013.

On October 2, 2013, we originated a $71.0 million loan, the proceeds of which were used by the borrower to repay its existing lenders, which included an affiliate of our Manager.

On October 23, 2013, we purchased a $176.9 million loan from a third party. In conjunction with our acquisition of this loan, we consented to its restructuring, which restructuring resulted in an affiliate of our Manager earning a $2.3 million modification fee.

Indemnification Agreements with Directors and Officers

On May 6, 2013, we entered into indemnification agreements with each of Douglas N. Armer, our managing director, head of capital markets, and treasurer, Randall S. Rothschild, our secretary and managing director, legal and compliance, and Anthony F. Marone, Jr., our vice president, principal accounting officer and controller. We also entered into an indemnification agreement effective as of December 10, 2013 with Paul D. Quinlan, our chief financial officer and assistant secretary, and an indemnification agreement effective as of September 20, 2013 with Weston Tucker, our managing director, head of investor relations. We refer to such indemnification agreements as “Indemnification Agreements” and our officers party thereto as “Indemnitees.” Messrs. Armer, Quinlan, Rothschild, Marone and Tucker also serve as officers of our Manager and are employed by affiliates of Blackstone. The Indemnification Agreements provide that we will, subject to certain limitations and exceptions, indemnify, to the fullest extent permitted under Maryland law, and advance expenses to, each Indemnitee, in connection with (among other things) the Indemnitee’s capacity as a director, officer, employee or agent of the Company. This obligation includes, subject to certain terms and conditions, indemnification for any expenses (including reasonable attorneys’ fees), judgments, fines, penalties and settlement amounts actually and reasonably incurred by the Indemnitee in connection with any threatened or pending action, suit or proceeding. In certain instances, we may be required to advance such expenses, in which case the Indemnitee will be obligated to reimburse us for the amounts advanced if it is later determined that the Indemnitee is not entitled to indemnification for such expenses.

Related Party Transaction Policies

Pursuant to our code of business conduct and ethics, our audit committee is required to review on a periodic basis all material related party transactions involving the Manager and/or its affiliates. Our audit committee must review and approve in advance all material related party transactions not involving our Manager and/or its affiliates, including financial transactions, arrangements or relationships, or series of any of the foregoing, in which we participate that involve $120,000 or more with any of our directors, officers, employees or significant stockholders (i.e., holders of 5% of our outstanding stock) or any immediate family member or significant other, as defined to include others sharing a household of any of the foregoing, which we refer to collectively as related persons, or any entity in which any of our related persons is employed or has with other related persons a collective interest in more than 5%, or in the case of a partnership, for which any of them serves as a general partner or is otherwise associated. Pursuant to our code of business conduct and ethics, directors, officers and employees must not enter into, develop or continue any such material transaction, arrangement or relationship without obtaining such prior audit committee approval. In addition, our chief financial officer reports all related party transactions, arrangements or relationships not subject to prior audit committee approval to our audit committee at regularly scheduled audit committee meetings. Further, under our code of business conduct and ethics, all instances involving such potential related party transactions, arrangements or relationships, regardless of the amount involved, are required to be reported to an executive officer who will assess the materiality of the transaction, arrangement or relationship and elevate the matter to the audit committee as appropriate.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 11, 2013, the audit committee approved the dismissal of Ernst & Young LLP, or Ernst & Young, as the Company’s independent registered public accounting firm, effective as of the date of the completion of the audit services for the fiscal year ended December 31, 2012. The dismissal of Ernst & Young became effective on March 26, 2013.

The audit committee of the board of directors appointed Deloitte & Touche LLP, or Deloitte, on March 11, 2013, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013, commencing with the completion by Ernst & Young of its audit services on March 26, 2013, and Deloitte served as our independent registered public accounting firm for such period in 2013. Deloitte also serves as the independent registered public accounting firm of the parent of our Manager, Blackstone. Our determination to retain Deloitte and dismiss Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2013, was previously reported on a Current Report on Form 8-K/A filed by us on March 26, 2013. The audit committee of the board of directors has appointed Deloitte to be our independent public accounting firm for the fiscal year ending December 31, 2014 and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the annual meeting.

Ernst & Young was our independent registered public accounting firm from our formation through the year 2012. During this time, Ernst & Young and its affiliated entities performed accounting and auditing services for us. Ernst & Young’s report on our consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years ended December 31, 2012 and 2011 and through March 26, 2013, there were (i) no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young would have caused Ernst & Young to make reference thereto in its reports on our consolidated financial statements for such years, and (ii) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). On March 26, 2013, we provided Ernst & Young with a copy of the Form 8-K/A relating to the change in independent registered public accounting firm and requested that they provide us with a letter addressed to the SEC stating whether or not they agree with the above disclosures. A copy of Ernst & Young’s letter stating that they agreed with such disclosures is attached as Exhibit 16.1 to our Form 8-K/A filed on March 26, 2013 relating to the change in registered public accounting firms.

During the two fiscal years ended December 31, 2012 and 2011 and through March 11, 2013, neither we, nor anyone on our behalf, consulted Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to our consolidated financial statements, and no written report or oral advice was provided to us by Deloitte that was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We have been advised by Deloitte that neither that firm nor any of its associates has any relationship with us or our subsidiaries other than the usual relationship that exists between an independent registered public accounting firm and its clients.

We expect that representatives of Deloitte will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, our board of directors will reconsider the appointment.

Stockholder ratification of the appointment of Deloitte as our independent registered public accounting firm is not required by our charter or otherwise. However, our board of directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our audit committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests.

Audit and Non-Audit Fees

Fees paid to Deloitte:

Aggregate fees we were billed for the fiscal years ended December 31, 2013 by our independent registered public accounting firm, Deloitte, were as follows:

Fiscal Year ended December 31,
2013
Audit fees(a)	$677,930
Audit-related fees(b)	—
Total audit and audit-related fees	—
Tax fees(c)	—
All other fees	—

Total	$677,930

(a)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements.
(b)	The audit-related fees include principally amounts billed to us related to due diligence and agreed upon procedures.
(c)	Tax fees include amounts billed to us primarily for tax planning and consulting, tax compliance and preparation and review of federal, state and local tax returns and tax fees related to REIT tax matters.

Fees paid to Ernst & Young:

Aggregate fees we were billed for the fiscal years ended December 31, 2013 and 2012 by our former independent registered public accounting firm, Ernst & Young, were as follows:

	Fiscal Year ended December 31,
	2013	2012
Audit fees(a)	$455,236	$616,001
Audit-related fees(b)	—	189,600
Total audit and audit-related fees	455,236	805,001
Tax fees(c)	220,500	291,419
All other fees	—	—

Total	$675,736	$1,096,420

(a)	Audit fees include amounts billed to us related to annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements.
(b)	The audit-related fees include principally amounts billed to us related to due diligence and agreed upon procedures.
(c)	Tax fees include amounts billed to us primarily for tax planning and consulting, tax compliance and preparation and review of federal, state and local tax returns and tax fees related to REIT tax matters.

The audit committee of our board of directors was advised of the services provided by Deloitte that are unrelated to the audit of the annual fiscal year-end financial statements and the review of interim financial statements and has considered whether the provision of such services is compatible with maintaining Deloitte’s independence as our independent auditors and concluded that it was.

Audit Committee Pre-Approval Policy

In accordance with our audit committee pre-approval policy, all audit and non-audit services performed for us by our independent registered public accounting firm were pre-approved by the audit committee of our board of directors, which concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The pre-approval policy provides for categorical pre-approval of specified audit and permissible non-audit services. Services to be provided by the independent registered public accounting firm that are not within the category of pre-approved services must be approved by the audit committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the audit committee are required to be submitted to the audit committee, and must include a description of the services to be provided and a statement by the independent registered public accounting firm and principal accounting officer of the Company confirming that the provision of the proposed services does not impair the independence of the independent registered public accounting firm.

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting. The audit committee does not delegate to management its responsibilities to pre-approve services to be performed by the independent registered public accounting firm.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.

AUDIT COMMITTEE REPORT

Our board of directors’ audit committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors and operates under a written charter adopted by the board of directors. The charter can be viewed, together with any future changes that may occur, on our website at www.bxmt.com. The audit committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The audit committee members are independent within the meaning of the applicable New York Stock Exchange listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on our internal controls over financial reporting. The audit committee’s responsibility is to monitor and oversee the foregoing functions.

The audit committee reviews our financial reporting process on behalf of the board of directors. In performance of its oversight function, the audit committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2013 and related matters. Management advised the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Deloitte & Touche LLP. Our independent auditors presented to and reviewed with the audit committee the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No.16 “Communication with Audit Committees.” Our independent auditors also provided to the committee the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and in connection therewith the committee discussed with the independent auditors their views as to their independence. The audit committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Deloitte & Touche LLP. The audit committee meetings regularly include executive sessions with our independent registered public accounting firm without the presence of our management.

In undertaking its oversight function, the audit committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The audit committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external or internal audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the audit committee’s considerations, discussions with management and discussion with the independent auditors as described above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Submitted by the Audit Committee of the

Company’s Board of Directors:

Lynne B. Sagalyn (Chair)

Thomas E. Dobrowski

Henry N. Nassau

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” More than 94% of the votes cast at the 2013 annual meeting voted to approve our executive compensation. At the 2013 annual meeting, we asked our stockholders to indicate if we should hold an advisory vote on the compensation of our Named Executive Officers every one, two or three years. Because at our 2013 annual meeting our stockholders voted in favor of an annual advisory vote, we again are asking our stockholders to approve the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described under “Executive Compensation — Compensation Discussion and Analysis” elsewhere in this proxy statement, we are externally managed and advised by our Manager pursuant to the Management Agreement between our Manager and us. Our Named Executive Officers for fiscal year 2013 currently serve as officers of our Manager and we have no employees. Because our Management Agreement provides that our Manager is responsible for managing our affairs, our Named Executive Officers for fiscal year 2013, who are currently employees of our Manager or one or more of its affiliates, do not currently receive any cash compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, we do not have any agreements with any of our Named Executive Officers with respect to their cash compensation and do not intend to directly pay any cash compensation to them. However, from time to time we may grant to our Named Executive Officers equity-based awards pursuant to our equity incentive plans, which we believe serve to align the interests of named executive officers with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth.

We do not determine the cash compensation payable by the Manager to our Named Executive Officers. The Manager, in its sole discretion, determines the salaries, bonuses and other wages earned by our Named Executive Officers from our Manager and its affiliates. The Manager also determines whether and to what extent our Named Executive Officers will be provided with employee benefit plans.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our Named Executive Officers provided by us and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our Named Executive Officer compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement).”

The say-on-pay vote is advisory only, and therefore it will not bind the Company or our board of directors. However, the board of directors and the compensation committee will consider the voting results as appropriate when making future decisions regarding executive compensation.

VOTING RECOMMENDATION

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ANNUAL REPORT

Our annual report to stockholders for the year ended December 31, 2013, is being concurrently made available for distribution to our stockholders.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.bxmt.com) and click “SEC Filings” under the Investor Relations tab. Copies of our annual report to stockholders for the year ended December 31, 2013, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders upon written request addressed to Secretary, Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154, (212) 655-0220.

OTHER MATTERS

Our management does not know of any other matters to come before the annual meeting. If, however, any other matters do come before the annual meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

If you wish to submit a stockholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and proxy card for our 2015 annual meeting of stockholders, your proposal must be received by our Secretary on or before December 24, 2014. Your proposal should be mailed by certified mail return receipt requested to our Secretary at Blackstone Mortgage Trust, Inc., 345 Park Avenue, 42nd Floor, New York, New York 10154. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received. In addition, if you desire to bring business (including director nominations) before our 2015 annual meeting, you must comply with our bylaws, which currently require that you provide written notice of such business to our Secretary no earlier than January 19, 2015 and no later than 5:00 p.m. (Eastern Daylight Time) on February 18, 2015. For additional requirements, stockholders should refer to our bylaws, Article II, Section 12, “Nominations and Proposals by Stockholders,” a current copy of which may be obtained from our Secretary.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if you are receiving duplicate copies of these materials and wish to have householding apply, please notify your broker. You may also call (800) 542-1061 or write to: Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). You can also request prompt delivery of a copy of the proxy statement and annual report by contacting Blackstone Mortgage Trust Shareholders Relations Department, 345 Park Avenue, 42nd Floor, New York, New York 10154, (212) 655-0220.

BLACKSTONE MORTGAGE TRUST, INC.

345 PARK AVENUE, 42ND FLOOR

NEW YORK, NY 10154

PROXY CARD AND NOTICE

Important Annual Meeting Information

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions electronically. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Have your Notice of Internet Availability of Proxy Materials or proxy card in hand when you call and then follow the instructions.

If you are a shareholder of record or hold shares through a broker or bank, your vote must be received by 11:59 p.m., Eastern Daylight Time, on June 17, 2014.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M72641-P50201                KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BLACKSTONE MORTGAGE TRUST, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except
1. Election of Directors		☐	☐	☐
Nominees:
01) Michael B. Nash 02) Stephen D. Plavin 03) Leonard W. Cotton 04) Thomas E. Dobrowski	05) Martin L. Edelman 06) Henry N. Nassau 07) Lynne B. Sagalyn 08) John G. Schreiber
The Board of Directors recommends you vote FOR Proposals 2 and 3.						For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.						☐	☐	☐
3. Advisory Vote on Executive Compensation: To approve in a non-binding, advisory vote, the compensation paid to our named executive officers.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

IF NO BOXES ARE MARKED AND THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be

held on June 18, 2014:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M72642-P50201

BLACKSTONE MORTGAGE TRUST, INC.

This proxy is solicited by the Board of Directors of Blackstone Mortgage Trust, Inc. for the

Annual Meeting of Stockholders

June 18, 2014 10:00 AM

The undersigned stockholder(s) hereby appoint(s) Stephen D. Plavin, Paul D. Quinlan and Randall S. Rothschild, or any of them, as proxies for the undersigned, each with the full power to appoint his substitute, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A Common Stock of BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 18, 2014, at Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, and any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of The Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

This proxy when properly executed will be voted in the manner directed on the reverse side. If you sign the proxy without otherwise indicating a vote on the proposals, this proxy will be voted “FOR” each of the director nominees listed on the reverse side, “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2014 and “FOR” the advisory approval of named executive officer compensation. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side